Exhibit 10.18

RETAINER CONTRACT

The RETAINER CONTRACT (the “Contract”) is entered into on April 30, 2010 in Shangri-La, China by and between:

Yunnan Shangri-La Tibetan Pharmaceutical Group Limited, a company legally incorporated under the laws of People’s Republic of China, having a registered address at 53 Niwang Road, Shangri-La County, Yunnan Province, China. (hereinafter referred to as “SHANGRI-LA”)

AND:

Sabrina Ren, a citizen of PRC with ID number 410802197203224026 (hereinafter referred to as the “Sabrina Ren”)

(SHANGRI-LA and Sabrina Ren hereinafter collectively referred to as “Parties”)

1. PREAMBLE

The preamble is an integral part of this contract.

WHEREAS SHANGRI-LA requires the services of Sabrina Ren as CFO;

WHEREAS, Sabrina Ren agrees to provide SHANGRI-LA her full-time services as CFO;

WHEREAS the parties wish to confirm their agreement in writing;

WHEREAS the parties have the capacity and quality of exercising all the rights necessary for the conclusion and implementation of the contract herein;

THISEFORE, THE PARTIES AGREE AS FOLLOWS:

2. PURPOSE

2.1 Services

Sabrina Ren agrees to assume the full-time service for SHANGRI-LA (minimum of forty (40) hours per week) as the role of CFO during the entire tenure of the contract.

2.2 Term

This contract is for an initial term of 36 months, renewable for an additional period of 24 months unless either party terminates it in writing at least three (3) months prior to the expiration of the initial term;

3. CONSIDERATION

3.1 Service Awards

In consideration of the provision of services, SHANGRI-LA agrees to pay Sabrina Ren the basis compensation and a conditional Year-end award.

The gross amount of US 44,000.00 dollars annually is constituted by a basis compensation of US 44,000.00 dollars.

The basis compensation is calculated at the twelve (12) equal rate by monthly installments consecutively with the amount of US 3,666.00 dollars, less applicable withholding taxes.

3.2 Expenditure incurred

SHANGRI-LA will reimburse Sabrina Ren all reasonable expenses incurred in connection with this Contract, upon presentation of appropriate documentation;

3.3 Terms and conditions of payment

3.3.1 The sum of US 3,666.00 dollars (less applicable withholding taxes) shall be paid on the 6th of each month.

3.3.2 Expenses will be reimbursed upon presentation of an expense account on the 24th of each month.

4. SPECIAL PROVISIONS

4.1 Obligations of SHANGRI-LA

SHANGRI-LA agrees and undertakes to bring Sabrina Ren with collaboration and will provide necessary information to ensure the full and faithful discharge of services to be rendered;

4.2 Obligation of Sabrina Ren

Sabrina Ren agrees and undertakes to provide for services in a professional manner, according to the rules generally accepted by industry.

4.3 Commitment to confidentiality and nondisclosure

Sabrina Ren recognizes that any confidential information disclosed by SHANGRI-LA shall be of considerably strategic importance, and therefore only use the said confidential information for purposes of this contract. During the term of this Contract and for a period of 36 months following the end of it, Sabrina Ren is committed to SHANGRI-LA to:

a) keep confidential and not disclose the information;

b) take and implement all appropriate measures to protect the confidentiality of the information;

c) not disclose, transmit, exploit or otherwise use for its own account or others.

4.4 Exclusivity of service provider

During the term of this Contract and for a period of 24 months following the end of it, Sabrina Ren makes a commitment to SHANGRI-LA that it shall not render services to or for direct or indirect competitors of SHANGRI-LA.

4.5 Responsibilities

Sabrina Ren agrees and undertakes to:

4.5.1 support operations and administration of Board by advising and informing Board members, interfacing between Board and staff, and supporting Board’s evaluation of chief executive

4.5.2 oversee design, marketing, promotion, delivery and quality of programs, products and services

4.5.3 recommend yearly budget for Board approval and prudently manages organization’s resources within those budget guidelines according to current laws and regulations

4.5.4 effectively manage the human resources of the organization according to authorized personnel policies and procedures that fully conform to current laws and regulations.

4.5.5 assure the organization and its mission, programs, products and services are consistently presented in strong, positive image to relevant stakeholders.

4.5.6 oversee fundraising planning and implementation, including identifying resource requirements, researching funding sources, establishing strategies to approach funders, submitting proposals and administrating fundraising records and documentation.

4.6 Relationship between the parties

Neither party may bind the other in any way whatsoever to anyone, except for the provisions in accordance with the contract herein.

4.7 Representations and Warranties of Sabrina Ren

Sabrina Ren represents and warrants to SHANGRI-LA that:

a) She has the capacity required to undertake under this contract, and such capacity is not limited to any commitment to another person;

b) She has the expertise and experience required to execute and complete the its obligations under this contract;

c) She will render services in an efficient and professional manner, according to the rules generally accepted by industry;

4.8 Termination of Contract

Either party may terminate this contract at any time, upon presentation of a 60 days notice given to the other party. Amounts due and options purchases of shares will be delivered when calculated on a pro-rata to the time elapsed since the last payment or the last delivery of stock options.

5. GENERAL PROVISIONS

Unless specific provision to the contrary in this Agreement, the following provisions shall apply:

5.1 Force Majeure

Neither party can be considered default under this contract if the performance of its obligations in whole or in part is delayed or prevented by following a force majeure situation. Force majeure is an external event, unforeseeable, irresistible and absolutely impossible to fulfill an obligation.

5.2 Severability

If any provision of this Contract is held invalid by a competent court, the validity of the remainder of this Contract will not be affected, and the rights and obligations of the parties will be construed and enforced as if this Contract did not contain the invalid provision. The provisions of this Contract are severable.

5.3 Notices

Any notice to a party is deemed to have been validly given if in writing and sent by registered or certified mail, by bailiff or by courier to such party at the address listed at the beginning of this contract or any other address that the party may indicate a similar notice to another party. A copy of any notice sent by mail must be sent by one mode of delivery mentioned above.

5.4 Titles

The headings used in this contract are only for reference and convenience only. They do not affect the meaning or scope of the provisions they designate.

5.5 No Waiver

The inertia, neglect or delay by any party to exercise any right or remedy under this Agreement shall in no way be construed as a waiver of such right or remedy.

5.6 Rights cumulative and not alternative

All the rights mentioned in this Agreement are cumulative and not alternative. The waiver of a right should not be construed as a waiver of any other right.

5.7 Totality and entire agreement

This contract represents the full and entire agreement between the parties. No statement, representation, promise or condition not contained in this agreement can and should be allowed to contradict, modify or affect in any manner whatsoever the terms thereof.

5.8 Contract Amendment

This contract may be amended only in writing signed by all parties.

5.9 Gender and Number

All words and terms used in this agreement shall be interpreted as including the masculine and feminine and singular and plural as the context or meaning of this contract.

5.10 Assignable

Neither party may assign or otherwise transfer to any third party or of her rights in this contract without the prior written permission of the other party to that effect.

5.11 Computation of time

In computing any period fixed by the contract:

a) the day that marks the starting point is not counted, but the terminal is;

b) non-juridical days (Saturdays, Sundays and holidays) are counted;

c) when the last day is not legal, the deadline is extended to the next juridical day.

5.12 Currencies

All sums of money under this contract refer to US Dollars.

5.13 Applicable Laws

This contract is subject to the laws of the People’s Republic of China.

5.14 Arbitration

Any dispute arising from or in connection with this contract shall be submitted to CIETAC, South China Sub-Commission for arbitration which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

5.15 Copies

When initialed and signed by all parties, each copy of this contract shall be deemed an original, but these examples do not reflect all one and the same agreement.

5.16 Scope of Contract

This contract binds the parties and their successors, heirs and assigns, respectively.

5.17 Solidarity

If a party consists of two or more persons, they are forced and severally liable to the other party.

5.18 Time is of Essence

If a party must fulfill an obligation under this contract within a specified time, the passage of time will effectively be part of this notice.

6. EFFECTIVE DATE OF CONTRACT

This Agreement shall enter into force on April 30, 2010.

SIGNED BY THREE (3) copies,

IN THE CITY OF SHANGRI-LA

DATED April 30, 2010

Yunnan Shangri-La Tibetan Pharmaceutical Group Limited

By:	Hong Yu (Signature)
Name:	Hong Yu
Title:	Chairman

By:	Sabrina Ren (Signature)
Name:	Sabrina Ren